Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Ultimate Rack, Inc.
(A Development Stage Company)
East Wenatchee, Washington

We hereby consent to the use in the Amendment No. 3 to the Registration Statement on Form S-1 (the “Registration Statement”) of our report dated June 26, 2012, relating to the balance sheets of Ultimate Rack, Inc., a development stage company (the “Company”) as of October 31, 2011 and 2010 and the related statements of operations, stockholders’ equity and cash flows for the fiscal year ended October 31, 2011, for the period from July 19, 2010 (inception) through October 31, 2010, and the period from July 19, 2010 (inception) through October 31, 2011, which report includes an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern, appearing in such Registration Statement.  We also consent to the reference to our firm under the Caption “Experts” in such Registration Statement.

/s/ Li & Company, PC
Li & Company, PC

Skillman, New Jersey
September 27, 2012